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              EXHIBIT 5.0    OPINION OF MULDOON MURPHY & FAUCETTE LLP


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                   [MULDOON MURPHY & FAUCETTE LLP LETTERHEAD]


                                August 29, 2001




Board of Directors
Roslyn Bancorp, Inc.
One Jericho Plaza
Jericho, New York 11573

        Re: Roslyn Bancorp, Inc. 2001 Stock-Based Incentive Plan Registration Statement on Form S-8 for Offer and Sale of 3,750,000 Shares of Common Stock

Ladies and Gentlemen:

        We have been requested by Roslyn Bancorp, Inc., a Delaware corporation (the "Company"), to issue a legal opinion in connection with the registration of 3,750,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), on Form S-8 under the Securities Act of 1933. The Registration covers up to 3,750,000 Shares that may be issued as awards under the Roslyn Bancorp, Inc. 2001 Stock-Based Incentive Plan (the "Plan"), which provides, in part, that no more than 750,000 shares may be distributed as restricted stock awards.

        We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures,
(ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and
(iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary.

        Based on the foregoing and limited in all respects to Delaware law, it is our opinion that the Shares reserved for issuance under the Plan have been duly authorized and, upon payment for and issuance of the Shares in the manner described in the Plan, will be legally issued, fully paid and nonassessable.

        The following provisions of the Certificate of Incorporation of Roslyn Bancorp, Inc., may not be given effect by, or may be subject to equitable limitations by, a court applying Delaware law, but, in our opinion any failure to give effect, or limitation placed upon, such provisions will not affect the duly authorized, validly issued, fully paid and nonassessable status of the Common Stock:



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Board of Directors
August 29, 2001
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        (a)           Subsections  C.3 and C.6 of Article FOURTH which grant the
                      Board the authority to construe and apply the provisions of that Article and subsection C.4 of Article FOURTH, to
                      the  extent  it  obligates  any  person  to  provide,   or
                      authorizes the Board to demand, complete information concerning beneficial ownership of the Company's common stock; and

        (b) Article NINTH, which authorizes the Board to consider the effect of any offer to acquire the Company on constituencies other than stockholders in evaluating any such offer.

        This opinion is rendered to you solely for your benefit in connection with the issuance of the Shares as described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part, or otherwise referred to or furnished to any governmental agency (other than the Securities and Exchange Commission in connection with the aforementioned Registration Statement on Form S-8), or any other person or entity, without the prior written consent of this firm.

        We note that, although certain portions of the registration statement on Form S-8 (the financial statements and schedule) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation with respect to the financial statements or schedules or the other financial information or data included therein.

        We hereby consent to the filing of this opinion as an exhibit to, and the reference to this firm in, the Company's Registration Statement on Form S-8.



                                               Very truly yours,

                                               /s/ Muldoon Murphy & Faucette LLP

                                               MULDOON MURPHY & FAUCETTE LLP